Exhibit 99.1

BrandPartners Completes Major Restructuring

Company Raises $3 Million Through Private Placement; Initiatives Reduce Liabilities by $15.0 Million and Increase Annual Cash Flow by $4.5 Million

NEW YORK, Jan 22, 2004 (BUSINESS WIRE) -- BrandPartners Group, Inc. (BPTR), announced today that it had completed a major restructuring of its liabilities, resulting in significant improvements to its cash flow, expenses and financial results. The Company negotiated a reduction of more than $15.0 million in debt and future obligations with its creditors, which has contributed to an expected increase of cash flow in excess of $4.5 million and reduction of annual expenses by more than $2.6 million. An additional $2 million of liabilities will be eliminated by July, 2004.

In conjunction with the restructuring, the Company raised $3 million via a private placement through the issuance of 11,833,333 restricted shares of common stock to accredited investors, which will require a registration statement. The pricing for the transaction was determined on October 15, 2003. The closing price for the Company's common stock that day was $0.40. The financing enabled the Company to fully pay down its $8 million term loan, extend its $6 million senior credit facility until December 31, 2004, and renegotiate a substantial interest rate reduction on its subordinated debt.

"These initiatives represent a major milestone," said James F. Brooks, BrandPartners Group's Chief Executive Officer. "Our underlying business has been building strength the past six months as bank M&A and branch expansion and renovation activity remain robust. An increasing number of financial institutions are seeking the services of our Willey Brothers subsidiary to create effective and unique marketing-oriented environments in their highly competitive markets. Now, with the combination of new investment capital and substantially improved balance sheet, the Company has removed a major impediment to increasing its business with many of the largest financial institutions in America."

BrandPartners Group, Inc operates through Willey Brothers, Inc.
(www.willeybrothers.com), a wholly owned subsidiary, providing branch positioning and consulting, merchandising, branch planning and design, and creative services for financial services companies.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts but rather reflect the Company's current expectations concerning future results. The words "believes," "anticipates," "expects," and similar expressions identify forward- looking statements, which are subject to certain risks, uncertainties and factors, including those which are economic, competitive and technological, that could cause actual results to differ materially from those forecast or anticipated. Such factors include, among others: the continued services of Mr. Brooks as Chief Executive Officer of the Company and Willey Brothers; our ability to identify appropriate acquisition candidates, finance and complete such acquisitions and successfully integrate acquired businesses; changes in our business strategies or development plans; competition; our ability to grow within the financial services industries; our ability to obtain sufficient financing to continue operations; and general economic and business conditions, both nationally and in the regions in which we operate. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release, as well as the Company's periodic reports on Forms 10-K and 10-Q, current reports on Form 8-K, and other filings with the Securities and Exchange Commission.